UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2018
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On October 26, 2018, Ecology and Environment Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission regarding a delay in the filing of its Annual Report on Form 10-K for the fiscal year ended July 31, 2018 (the “2018 Annual Report”).  Because the filing of the Company’s 2018 Annual Report has been delayed beyond the 15-day extension period, on November 14, 2018, the Company received, as expected, a formal notification from the Listing Qualifications Department of the Nasdaq Stock Market stating that the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) because it did not file its 2018 Annual Report on a timely basis.

The Company is continuing to work diligently to complete the 2018 Annual Report and file it with the Securities and Exchange Commission as soon as possible.

Under Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance.  If the Company is still unable to file its 2018 Annual Report with the Securities and Exchange Commission by the end of that 60 calendar day period, the Company intends to submit a compliance plan on or prior to that date. If Nasdaq accepts the Company’s compliance plan, Nasdaq may grant an exception of up to 180 calendar days from the due date of the 2018 Annual Report, or until May 13, 2019, to regain compliance. If Nasdaq does not accept the Company’s compliance plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Nasdaq notification has no immediate impact on the listing or trading of the Company’s common stock on the Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

By	/s/Peter F. Sorci
Peter F. Sorci
Acting Chief Financial Officer

Dated:   November 16, 2018